UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a -12

ROHM AND HAAS COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐ Fee paid previously with preliminary materials.
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        Form or Schedule and the date of its filing.

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Form, Schedule or Registration Statement No.:

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Date Filed:

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 IMPORTANT REMINDER
PLEASE VOTE YOUR PROXY TODAY

October 20, 2008

Dear Stockholder:

              We have previously mailed you proxy materials in connection with the Special Meeting of Stockholders of Rohm and Haas Company to be held on October 29, 2008. According to our latest records, we have not yet received your proxy for this important meeting. Your vote is important. Telephone and Internet voting are available for your convenience.

              At the special meeting, stockholders are being asked to consider and vote upon a proposal to adopt the merger agreement under which Rohm and Haas would be acquired by The Dow Chemical Company. If the merger agreement is adopted and the merger is completed, you will be entitled to receive $78.00 in cash for each share of Rohm and Haas common stock owned by you at the consummation of the merger and Rohm and Haas Company will become a wholly owned subsidiary of The Dow Chemical Company. As more fully described in the proxy statement dated September 26, 2008, which was previously sent to you, in the event that the merger does not close by January 10, 2009, the $78.00 per share merger consideration will increase by 8% per annum until the earlier of July 10, 2009 or the date on which the merger is completed, less the closing date value of any dividends paid with respect to Rohm and Haas common stock in such period.

IMPORTANT RECENT DEVELOPMENT
FOUR LEADING PROXY ADVISORY FIRMS RECOMMEND
A VOTE “FOR” THE MERGER

              RiskMetrics Group, Glass Lewis & Co., PROXY Governance, Inc. and Egan-Jones Proxy Services, the leading, independent proxy advisory firms that advise institutional investors, have all published recommendations that stockholders vote FOR our merger with The Dow Chemical Company.

              Consummation of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of outstanding shares of Rohm and Haas common stock representing at least a majority of the shares entitled to vote at the special meeting. Therefore, if you abstain or fail to vote, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Accordingly, please vote your proxy today without further delay.

              The Rohm and Haas board of directors unanimously recommends that Rohm and Haas stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

              We have enclosed a duplicate proxy card or voting instruction form for your convenience. Please participate by voting your shares today – by telephone, via the internet, or please sign, date and return the enclosed proxy or voting instruction form in the postage-paid return envelope provided.

              If you have any questions or need assistance voting your proxy, please call D. F. King & Co., Inc., which is assisting us, toll-free at 1-800-488-8075.

              Thank you for voting and for your cooperation and continued support.

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please vote your shares promptly to ensure your vote is counted at this important special meeting. Internet and telephone voting are available. Kindly refer to your proxy card or voting instruction form for instructions. Street name stockholders: please call the person responsible for your account at your bank or broker custodian to provide instructions to vote your shares “FOR” the merger. Your bank or broker cannot vote your shares on the proposals unless it receives your specific instructions. Thank you for your participation.

Important Additional Information Regarding the Merger

              In connection with the proposed merger, Rohm and Haas has filed a definitive proxy statement and may file important additional documents with the Securities and Exchange Commission (the “SEC”). You are advised to read the definitive proxy statement and such additional documents because they contain important information about the merger and the parties to the merger agreement. You may obtain a free copy of the proxy statement and other documents filed by Rohm and Haas at the SEC’s website at http://www.sec.gov. The proxy statement and other documents may also be obtained for free from Rohm and Haas by directing such request to Rohm and Haas Company, Investor Relations, telephone (215) 592-2714.

              Rohm and Haas and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Rohm and Haas's participants in the solicitation, which may, in some cases, be different than those of Rohm and Haas's stockholders generally, is set forth in the definitive proxy statement relating to the merger as well as in Rohm and Haas’s other SEC filings including its Annual Reports on Form 10-K.

Forward Looking Statements

              This presentation contains forward-looking statements that involve risks and uncertainties and are subject to change based on various factors. Many of these factors are beyond Rohm and Haas’s ability to control or predict. Actual results could vary materially from those expressed or implied in the forward-looking statement. Further information about these and other risks can be found in Rohm and Haas’s SEC filings including its definitive proxy statement filed in connection with the merger on September 26, 2008 and Annual Report on Form 10-K filed on February 21, 2008, and updated by Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This letter speaks only as of its date. Rohm and Haas is under no duty to update this information.